UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 28, 2016

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard
P.O. Box 391
Covington, Kentucky  41012-0391
Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Ashland Inc. (“Ashland”) held its Annual Meeting of Shareholders (“Annual Meeting”) on January 28, 2016.  At the Annual Meeting, a total of 57,938,864 shares of Common Stock, representing 91% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:  All of the nominees for director were elected to serve a one-year term until the 2017 Annual Meeting, or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Brendan M. Cummins	51,255,528	307,250	390,751	5,985,335
Roger W. Hale	50,989,049	575,149	389,331	5,985,335
Vada O. Manager	49,504,622	1,745,835	703,072	5,985,335
Mark C. Rohr	51,159,021	402,182	392,326	5,985,335
George A. Schaefer, Jr.	49,949,531	1,421,829	582,169	5,985,335
Janice J. Teal	50,181,148	1,187,597	584,784	5,985,335
Michael J. Ward	49,879,972	1,482,970	590,587	5,985,335

Proposal 2:  The appointment of Ernst & Young LLP as Ashland’s independent registered public accountants for fiscal 2016 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
57,332,306	176,436	430,122	0

 Proposal 3:  The non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed in Ashland’s Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved by the shareholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
41,862,578	9,366,271	724,680	5,985,335

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.
(Registrant)

February 1, 2016	/s/ Peter J. Ganz
Peter J. Ganz
Senior Vice President, General Counsel and Secretary